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EXHIBIT 21.1

NATIONAL TECHNICAL SYSTEMS, INC.

LIST OF SUBSIDIARIES

NTS, TECHNICAL SYSTEMS, A CALIFORNIA CORP.
(FORMERLY NATIONAL TECHNICAL SYSTEMS, A CALIFORNIA CORP.)

ACTON ENVIRONMENTAL TESTING CORPORATION, A MASSACHUSETTS CORP.

APPROVED ENGINEERING TESTING LABORATORIES, INC., A CALIFORNIA CORP.

ETCR INC., A CALIFORNIA CORP.

XXCAL, INC., A CALIFORNIA CORP.

NATIONAL QUALITY ASSURANCE, INC., A MASSACHUSETTS CORP. (50% OWNED)

NTS EUROPE, GMBH

AETL TESTING, INC. DBA NTS CALGARY

PHASE SEVEN LABORATORIES, A CALIFORNIA CORP.

UNITED STATES TEST LABORATORY, LLC.

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  EXHIBIT 21.1
NATIONAL TECHNICAL SYSTEMS, INC. LIST OF SUBSIDIARIES